March 27, 1996






CHC Casinos Canada Limited
c/o CHC International, Inc.
3250 Mary Street
Miami, Florida
U.S.A.  33133

Attention:     Sherwood M. Weiser
          Peter Temling

Dear Sirs:

          Carnival Corporation (the "Lender"), a Panama Corporation, understands that CHC Casinos Canada Limited (the "Borrower"), a Nova Scotia corporation created for the sole purpose of operating and managing the Rama Casino (as defined below), has entered into an operating agreement dated March 18, 1996 (the "Rama Operating Agreement") with Casino Rama Inc. ("Rama"), an Ontario corporation, certain affiliates of Rama and the Ontario Casino Corporation ("OCC"), whereunder the Borrower will provide casino management services to OCC and Rama with respect to the operation of the Rama Casino (as defined below) in consideration for base management fees and incentive fees. The Lender understands that, pursuant to the provisions of the Rama Operating Agreement, the Borrower is obliged to provide an unsecured, subordinated, limited recourse loan to Rama in the principal amount of up to U.S.$25,000,000 (the "Rama Loan") all in accordance with the Rama Operating Agreement. The Lender further understands that the availability of the Rama Senior Debt (as defined below) is contingent on Rama obtaining the Rama Loan from the Borrower.

          Accordingly, the Lender is pleased to offer the Borrower a term credit facility in the amount of U.S.$25,000,000 (the "Amount"), subject to the terms and conditions set out below (the "Credit Facility"). It is a condition to the provision of the Credit Facility that the obligations of the Borrower under the Credit Facility shall be guaranteed by CHC International, Inc. (the "Guarantor"), a Florida corporation.

SECTION 1 - INTERPRETATION

1.1  Definitions.  In this Agreement,

(a) "Accrued Opening Date Interest Amount" has the meaning given to it in Section 5(a).

(b) "Agreement" means this letter agreement as the same may be amended, modified, supplemented, restated or replaced from time to time.

(c) "Amount" has the meaning given to it in the forepart of this Agreement.

(d) "Available Cash Flow" means in respect of any month, all amounts payable to the Borrower during such month on account of (i) management or other fees pursuant to the Rama Operating Agreement, and (ii) payment or repayment of all or any part of the Rama Loan including, without limitation, all payments or repayments on account of principal, interest and fees in respect of the Rama Loan but excluding, in either case, amounts which may be limited by the loan documents to be executed in connection with the Rama Senior Debt; provided that Available Cash Flow in respect of each of the six months immediately following the Opening Date shall be the Available Cash Flow calculated in respect of such month in accordance with the foregoing sentence less Cdn.$166,670.

(e)  "Borrowing" has the meaning given to it in Section 2.

(f) "Business Day" means a day, excluding Saturday, Sunday, and any other day which shall be in the City of Toronto or the City of Miami a legal holiday or a day on which banking institutions are closed.

(g) "Canadian Dollars" and the symbols "Cdn$" and "$" each means lawful money of Canada.

(h) "Credit Facility" has the meaning given to it in the forepart of this Agreement.

(i) "Encumbrance" means any mortgage, charge, lien, hypothec, trust, encumbrance, charge, pledge, assignment, security interest, title retention or any other security arrangement of whatsoever nature or kind.

(j) "Equivalent Amount" means, with respect to any given amount of any currency, the amount of any other currency required to purchase that amount of the first currency in Toronto in accordance with the Lender's usual procedures.

(k)  "Event of Default" has the meaning given to it in Section 10.

(l)  "GAAP" means U.S. generally accepted accounting principles.

(m) "Guaranty Agreement" means the guaranty agreement of date even herewith given by the Guarantor in favour of the Lender with respect to the obligations of the Borrower hereunder.

(n)  "Initial Payment Date" has the meaning given to it in Section
5(b).

(o) "OCC" has the meaning given to it in the forepart of this Agreement.

(p) "Opening Date" means the date on which the Rama Casino opens to the public at large.

(q)  "Operating Year" means:

     (i) the period commencing on the Opening Date and ending on the first Repayment Date, inclusive,

     and thereafter,

     (ii) a period commencing on the day immediately following a Repayment Date and ending on the next following
          Repayment Date, inclusive.

(r)  "Post-Opening Interest" has the meaning given to it in Section
5(b).

(s)  "Promissory Note" has the meaning given to it in Section 2(c).

(t) "Rama" has the meaning given to it in the forepart of this Agreement.

(u) "Rama Casino" means the casino operation of Rama located on the reserve of the Chippewas of Rama First Nation, Ontario, Canada.

(v) "Rama Commitment Letter" means the commitment letter dated February 22, 1996 addressed to the Guarantor from The Bank of Nova Scotia in respect of the Rama Senior Debt as supplemented by a letter dated February 29, 1996 from Aird & Berlis, counsel to The Bank of Nova Scotia.

(w) "Rama Loan" has the meaning given to it in the forepart of this Agreement.

(x) "Rama Operating Agreement" has the meaning given to it in the forepart of this Agreement.

(y) "Rama Senior Debt" means the credit facilities to be provided to Rama pursuant to the loan agreement to be entered into between Rama as borrower, OCC, Borrower, certain affiliates of Rama and Borrower, the lenders named therein and The Bank of Nova Scotia as agent for the lenders, in accordance with the terms of the Rama Commitment Letter.

(z)  "Repayment Date" has the meaning given to it in Section 5(c).

(aa) "Termination Date" has the meaning given to it by Section
5(c).

(bb) "US Dollars" and "US$" each means lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United
States of America that is customarily used in the settlement of international banking transactions on the day payment is due hereunder.

1.2 Headings. The division of this Agreement into articles, sections, subsections, paragraphs, subparagraphs, clauses and schedules and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.3 References. Unless otherwise specified, references to Articles, Sections and Schedules are to Articles and Sections of, and Schedules to, this Agreement.

1.4 Number and Gender. Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5 Time of Day. Unless otherwise specified, references to time of day or date mean local time or date in the City of Toronto, Province of Ontario.

1.6 Governing Law. This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement is governed by, and will be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario without regard to principles of conflicts of laws.

1.7 Attornment. Each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

1.8 Conflict. If there is a conflict between the provisions of this Agreement and the provisions of any other document contemplated by, or delivered under or in connection with, this Agreement, the provisions of this Agreement prevail.

1.9 Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

     (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or

     (b) the legality, validity or enforceability of that provision in any other jurisdiction.

1.10 Time of Essence. Time is of the essence for every provision of this Agreement.

1.11 Statutory References. Each reference to an enactment is deemed to be a reference to that enactment, and to the regulations made under that enactment, as amended or re-enacted from time to time.

1.12 Schedules. The following Schedules are attached to and form part of this Agreement:

          Schedule            Description

          Schedule A               Form of Promissory Note

          Schedule B               Form of Certificate of the Borrower's
                                   Chief Financial Officer.

1.13 Entire Agreement. This Agreement together with all documents contemplated by or delivered under or in connection with this Agreement, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

1.14 GAAP. Unless otherwise specified, each accounting term not otherwise defined in this Agreement has the meaning given to it, and each calculation is to be made and each financial statement is to be prepared, in accordance with GAAP.

1.15 Rules of Construction. Each party acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction or interpretation to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the construction or interpretation of this Agreement.

1.16 No Waiver. No failure, omission or delay on the part of the Lender in exercising any right, power or privilege hereunder shall impair such right, power or privilege or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

SECTION 2 - CREDIT FACILITY

          The Credit Facility is available as follows:

          (a) The Borrower may, at any time and from time to time prior to the Opening Date, draw down amounts which shall be not less than US$5,000,000 and in an integral multiple of US$1,000,000 if in excess thereof (each such amount being referred to herein as a "Borrowing"), provided that the aggregate amount of all Borrowings shall not exceed the Amount. After the Opening Date, no new Borrowings shall be available under the Credit Facility. Upon the occurrence and continuance of an Event of Default, the Lender shall be under no further obligation to advance any new Borrowing hereunder.

          (b) The Lender shall advance to the Borrower the amount of each Borrowing drawn down by the Borrower in accordance with paragraph (a) above within two (2) Business Days of receipt by the Lender of written notice of such drawdown in the form attached
hereto as Schedule C.   Such advance shall be in immediately
available funds by wire transfer to such account as the Borrower may direct in writing. For greater certainty, no written notice of a drawdown hereunder made within five (5) Business Days of the Opening Date shall be binding on the Lender and no advance to the Borrower shall be made by the Lender after the Opening Date.

          (c) The obligation of the Borrower to repay the Credit Facility shall be further evidenced by a promissory note the form attached hereto as Schedule A (the "Promissory Note"), which shall be dated as of the date hereof and shall be executed and delivered to the Lender simultaneously with the execution and delivery of this Agreement. The Promissory Note shall be deemed to reflect the aggregate unpaid principal amount of all indebtedness outstanding under the Credit Facility, whether or not the face amount of such note is in excess of the amount actually outstanding from time to time. The Promissory Note will be executed by the Borrower in Toronto, Ontario and delivered to the Lender in Toronto, Ontario.

          (d) The Borrower may not reborrow any portion of the Credit Facility repaid to the Lender.

SECTION 3 - PURPOSES

          The proceeds of the Credit Facility shall be used by the Borrower only for the purpose of advancing such proceeds to Rama by way of the Rama Loan as provided in the Rama Operating Agreement. The terms of the Rama Loan shall provide, inter alia, that the proceeds of the Rama Loan shall be used only for the purpose of the development and construction of the Rama Casino.

SECTION 4 - INTEREST

          (a) The Borrower shall pay interest on the outstanding amount of the Credit Facility from time to time at the rate of 30% per annum, calculated monthly in arrears based on the actual number of days elapsed during such month in a year of 365 days, payable as prescribed by Section 5, with interest on overdue interest at the same rate set out above, compounded monthly.

          (b) Interest payable under this provision is payable both before and after any or all of default, demand and judgement.

          (c) The annual rate of interest to which the rate set out in Section 4(a) is equivalent for the purposes of the Interest Act (Canada) is the rate so determined multiplied by the number of days in the applicable calendar year and divided by 365.

          (d) Notwithstanding the provisions of this Section 4 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) payments payable to the Lender hereunder exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). In the event that any such payments are prohibited as provided in this paragraph, such payments shall be made at the highest rate permitted.

SECTION 5 - REPAYMENT AND REDUCTION OF CREDIT FACILITY

          The Borrower shall repay the Credit Facility as follows:

          (a) Interest shall accrue on each Borrowing in accordance with Section 4 from the date of drawdown of such Borrowing until immediately prior to the Opening Date. The aggregate amount of interest accrued on all Borrowings immediately prior to the Opening Date is herein referred to as the "Accrued Opening Date Interest Amount". The Accrued Opening Date Interest Amount together with interest thereon, shall be repaid in twenty-four equal monthly instalments, payable on the first day of each month, commencing on the first day of the third month following the month in which the Opening Date falls. For greater certainty, interest shall continue to accrue on the outstanding balance of the Accrued Opening Date Interest Amount in accordance with Section 4 until such amount is repaid in full.

          (b) Interest shall accrue on the amount of each Borrowing outstanding from time to time in accordance with Section 4 from and including the Opening Date (interest so accruing is herein referred to as "Post-Opening Interest"). Post-Opening Interest shall be payable monthly in arrears on the first day of each month commencing on the first day of the month immediately following the month in which the Opening Date falls (the "Initial Payment Date").

          (c) The principal amount of the Borrowings shall be repaid in the amount of United States Dollars set forth next to the dates of repayment (each a "Repayment Date") as follows:

Repayment Date                Amount

First Anniversary of the Initial        Five (5%) percent of the
aggregate principal Payment Date                  amount of all
                                                  Borrowings
                                                  outstanding on the
                                                  Opening Date

Second Anniversary of the Initial       Five (5%) percent of the
                                        aggregate principal
Payment Date                  amount of all Borrowings outstanding
                              on the Opening Date

Third Anniversary of the Initial        Five (5%) percent of the
                                        aggregate principal
Payment Date                  amount of all Borrowings outstanding
                              on the Opening Date

Fourth Anniversary of the Initial       Five (5%) percent of the
aggregate principal
Payment Date                  amount of all Borrowings outstanding
                              on the Opening Date

Fifth Anniversary of the Initial        Five (5%) percent of the
                                   aggregate principal
Payment Date                  amount of all Borrowings outstanding
                              on the Opening Date

Sixth Anniversary of the Initial        Aggregate amount of all
Payment Date                  outstanding Borrowings at the
(the "Termination Date")           Termination Date.

          (d)  (i)  Notwithstanding the provisions of Sections 5(a),
                    (b) and (c), the Borrower shall, commencing on the Initial Payment Date, make monthly payments to Lender on the first day of each month equal to seventy-five (75%) percent of Available Cash Flow in respect of the immediately preceding month which shall be applied to pay the amounts referred to in Sections 5(a), (b) and (c) in respect of the Operating Year in which the relevant month occurs, subject, in each case, to the limitation that the aggregate amount payable under this Section 5(d)(i) in any Operating Year shall not exceed the aggregate of the amounts payable pursuant to Sections 5(a), (b) and (c) in respect of such Operating Year.

               (ii) Within sixty (60) days following each
                    Repayment Date, the Borrower shall pay to the Lender the amount, if any, equal to the difference between

                    (A) the aggregate amount paid by the Borrower to the Lender pursuant to Section 5(d)(i) during the Operating Year ending on such Repayment Date, and

                    (B) the aggregate of all amounts that would, but for the provisions of Section 5(d)(i), have been payable by the Borrower to the Lender pursuant to Sections 5(a), (b) and (c) in respect of such Operating Year, together with all accrued interest thereon.

               (iii) All payments made pursuant to this Section 5(d) shall be applied as follows:

                    (A) firstly, to Post-Opening Interest and accrued interest thereon,

                    (B) secondly, to the Accrued Opening Date Interest Amount and accrued interest thereon, and

                    (C)  the balance thereof to principal,

                    or, after the occurrence and continuance of an Event of Default, otherwise as the Lender, in its sole discretion, may determine.

          (e) For greater certainty, all amounts outstanding hereunder including, without limitation, all principal, interest and expenses of Lender under this Agreement shall be immediately due and payable on the earlier of (i) the Termination Date, and (ii) the date on which the Lender declares all amounts outstanding under the Credit Facility to be immediately due and payable in accordance with
Section 10.

          (f) All payments of principal and interest hereunder shall be made to the Lender in lawful money of the United States of America in immediately available funds. Whenever payment shall be due on a day other than a Business Day payment shall be made on the immediately preceding Business Day.

SECTION 6 - INCREASED COSTS

          (a) The Borrower will reimburse or compensate the Lender for any increase in cost to the Lender or any reduction in income or effective return to the Lender in respect of the Credit Facility resulting from an imposition of or change in any condition or requirement (whether or not having the force of law) of any government, governmental agency or body, tribunal or regulatory authority including, without limitation, an imposition of or change in any tax payable by the Lender (other than a tax on the net income of the Lender derived from sources other than the transactions contemplated hereby) or any other requirement applicable to the Lender. If and whenever at any time or from time to time the Lender determines that it is entitled to be reimbursed or compensated hereunder, it will so notify the Borrower and will provide to the Borrower a statement in writing setting forth the amount of such compensation or reimbursement and the calculation thereof (which may include the use of reasonable averages and allocations) which shall be, in the absence of manifest error, conclusive evidence of the amount of such reimbursement or compensation required to be paid hereunder.

          (b) Without limiting the generality of Section 6(a), the Borrower shall make all payments to the Lender in respect of the Credit Facility without setoff, counterclaim, restrictions or conditions of any kind and free and clear of, and without deduction or withholdings for or on account of, any present or future duties, taxes, levies, imposts, fees, deductions, assessments, withholdings or other charges of any nature whatsoever or interest, penalties or other amounts in respect thereof (collectively, "Taxes") unless such deduction or withholding is required by law or the administrative practice of any taxation authority. If any such deduction or withholding is so required, the Borrower shall (i) pay such additional amounts as may be necessary in order that the Lender receives a net amount after such deduction or withholding (including any deduction or withholding in respect of such additional amounts) equal to the full amount that the Lender would have received had no such deduction or withholding been required, and (ii) pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law and forthwith after payment furnish the Lender with a receipt evidencing such payment. If the Borrower fails to pay to the relevant taxation authority when due any Taxes that it was required to deduct or withhold under this paragraph 6(b) in respect of any payment to Lender hereunder or fails to furnish Lender with the receipt referred to above, the Borrower shall indemnify the Lender on an after-tax basis for any Taxes that may become payable as a result of such failure. The Borrower's obligations under this Section 6(b) shall survive the termination or revocation of this Agreement and the payment of all amounts payable under this Agreement and the Credit Facility.

          (c) (i) The Lender shall notify the Borrower in writing of any assessment or reassessment (a "Claim") pertaining to a matter in respect of which the Borrower may be liable to make payments under
                    Section 6(a) or 6(b) within 30 days of the date on which the Lender receives such a Claim provided that in the event of failure to give such notice, such failure shall not reduce the obligations of the Borrower hereunder (except to the extent that such failure materially prejudices the contest of such Claim).

               (ii) The Borrower shall have the right, by notice
                    to the Lender given not later than 10 days after receipt by the Borrower of notice of a Claim to assume control of the defence, compromise or settlement of the Claim at its own expense but only so long as the Borrower is not in default under any provision of this Agreement.

               (iii) Upon the assumption of control of any Claim by the Borrower, the Borrower shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense and, in connection therewith, the Lender shall cooperate fully, but at the expense of the Borrower to take such steps as in the reasonable opinion of the Borrower, are necessary to enable the Borrower to negotiate, defend, settle or compromise such Claim. The Borrower shall consult with the Lender and its counsel in good faith with respect to the Lender's interest with respect to any Claim and shall diligently keep the Lender informed of the progress of any Claim. No settlement, compromise or disposition of any Claim may be made by the Borrower without the written consent of the Lender.

               (iv) Nothing herein shall oblige the Lender to
                    defend, compromise or settle any Claim or request any refund of taxes referred to in
                    Section 6(b).

          (d) If the Lender receives any refund of taxes (i) in respect of which the Lender received reimbursement or compensation from the Borrower under Section 6(a), or (ii) which were paid by the Borrower to a relevant taxation authority under Section 6(b), the Lender shall, within 15 days of the date on which any right of any taxing authority to dispute the Lender's entitlement to such refund expires, pay to the Borrower the net amount of such refund (after deducting any taxes payable by the Lender with respect to such refund); provided that the Lender shall not be required to make a payment under this Section 6(c) if an Event of Default has occurred and is continuing.

SECTION 7 - PREPAYMENT

          The Borrower may, at any time and from time to time, upon three (3) Business Days written notice to the Lender, prepay any portion of the Borrowings outstanding in minimum amounts of U.S.$100,000.00. Concurrently with any prepayment, the Borrower shall pay a prepayment premium of ten (10%) percent of the amount of Borrowings being prepaid in compensation for lost income to the Lender.

SECTION 8 - REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender:

     (a) it is a corporation validly incorporated and subsisting under the laws of the Province of Nova Scotia, and that it is duly registered or qualified to carry on business in all jurisdictions where the nature of its properties, assets or its business makes such registration or qualification necessary;

     (b) the execution and delivery of this Agreement and of all Promissory Notes contemplated hereby have been duly authorized by all necessary actions and do not (i) violate any law, regulation or rule by which it is bound, (ii) violate any provision of its memorandum or articles of incorporation or other incorporation or organization documents, by-laws or any unanimous shareholders' agreement to which it is subject, or (iii) result in a breach of, a default under, or the creation of any Encumbrance on its properties and assets under any agreement or instrument to which it is a party or by which it or any of its properties and assets may be bound or affected;

     (c) no event has occurred which constitutes, or which with giving of notice, lapse of time or other condition would constitute, a default having a material adverse effect on its financial condition under or in respect of any agreement, undertaking or instrument to which it or any of its properties or assets may be subject;

     (d) the principal place of business of the Borrower is at the Rama Casino in Ontario, Canada; and

     (e) the issued and outstanding shares in the capital of the Borrower consists of one hundred (100) common shares of no par value, all of which are held legally and beneficially by CHC Casinos Corp., a Florida corporation. All of the issued and outstanding shares in the capital of CHC Casinos Corp. are held legally and beneficially by the Guarantor.

SECTION 9 - COVENANTS

          The Borrower covenants and agrees with the Lender, while this Agreement is in effect or any Borrowings are outstanding:

     (a)  to pay all sums of money when due under this Agreement;

     (b) to maintain its corporate existence as a validly subsisting corporate entity;

     (c)  to provide the Lender with the following:

          (i) monthly, consolidated Borrower-prepared financial statements, including an income statement, balance sheet and cash flow statement (in appropriate form and sufficient detail to support all calculations required in connection with the Borrower's obligations under this Agreement including, without limitation, Section 5(d) hereof) all in form satisfactory to Lender within 30 days of each month-end, together with a certificate of the Chief Financial Officer of the Borrower as to the accuracy and completeness of such statements and as to other matters in the form attached as Schedule "B",

          (ii) annual, consolidated audited financial statements within 120 days of each fiscal year end accompanied by an auditor's report,

          (iii) annual business plans, budgets and all other information provided to Rama or the OCC pursuant to the Rama Operating Agreement (as the same may be amended, restated, supplemented or replaced from time to time), simultaneously with the delivery of such materials to such parties, unless such information is required to be kept confidential by the provisions of the Rama Operating Agreement (as the same may be amended, restated, supplemented or replaced from time to time),

          (iv) monthly financial statements of Rama, including an income statement, balance sheet and cash flow statement within 30 days of each month-end and any other financial statements or similar statements of Rama received by the Borrower whether pursuant to the Rama Loan or the Rama Operating Agreement, and

          (v) such other financial and operating statements and reports as the Lender may reasonably request;

     (d) to notify the Lender promptly of any change in the information provided under the representations and warranties contained in Sections 8(c), (d) or (e);

     (e) to give the Lender prompt notice of any Event of Default or any event which, with notice or lapse of time, or both, would constitute an Event of Default;

     (f) to enter into the documents and agreements contemplated by the Rama Commitment Letter to be entered into by the Borrower no later than April 30, 1996 on terms and conditions substantially as set out in the Rama Commitment Letter, with such changes as the Lender may approve, acting reasonably, and deliver to the Lender a copy of all such documents and agreements forthwith after the execution and delivery thereof, and not to agree to or suffer to exist, without the express written consent of the Lender, any surrender or termination of such documents and agreements or any amendment or waiver of any provision in respect of payments or repayments under or the term of such documents and agreements;

     (g) to file all income tax returns which are or will be required to be filed by it, to pay or make provision for payment of all taxes (including interest and penalties) which are or will become due and payable by it and to provide adequate reserves for the payment of any tax the payment of which is being contested;

     (h) except as contemplated by the Rama Commitment Letter or the documents and agreements entered into in connection therewith, not to grant, create, assume or suffer to exist any Encumbrance affecting any of its properties, assets or other rights, without the prior written consent of the Lender;

     (i) not to incur any indebtedness of any nature or kind without the prior written consent of the Lender except:

          (i) indebtedness owing to trade creditors of the Borrower incurred in the ordinary course of the Borrower's business,

          (ii) indebtedness related to guarantees given by the Borrower in favour of Rama and the OCC in respect of cost overruns and operating deficits incurred in connection with the operation of the Rama Casino pursuant to the Rama Operating Agreement, and

          (iii) indebtedness related to guarantees given by the Borrower in favour of The Bank of Nova Scotia (as agent under the Rama Senior Debt) as contemplated by the Rama Commitment Letter;

     (j) except as contemplated by the Rama Operating Agreement or the Rama Commitment Letter, not to invest in any other person by way of equity investment or otherwise or provide any financial assistance (by way of loan, guarantee or otherwise) to any other person, without the prior written consent of the Lender;

     (k) not to sell, transfer, convey, lease or otherwise dispose of any material part of its property or assets;

     (l) not to engage in or carry on any business other than the operation of the Rama Casino in accordance with the provisions of the Rama Operating Agreement and the making of the Rama Loan;

     (m) not to issue any additional shares from treasury or to cause any of its subsidiaries to issue any shares from their respective treasuries; and

     (n) not to change its name or merge, amalgamate or consolidate with any other corporation or take part in any capital or corporate reorganization or similar proceeding or arrangement.

SECTION 10 - EVENTS OF DEFAULT

          The occurrence of any one or more of the following events or circumstances constitutes an "Event of Default" under this
Agreement:

     (a) the Borrower fails to pay any principal, interest, fees or other amounts under this Agreement when due, whether by acceleration or otherwise and such failure continues unremedied for a period of three (3) days following the date on which written notice thereof is given by the Lender to the Borrower;

     (b) the Borrower fails to comply with any covenant or other provision of this agreement or any other agreement with the Lender and such failure continues unremedied for a period of ten (10) days following the date on which written notice thereof is given by the Lender to the Borrower or, if such failure is not capable of being remedied within such ten
          (10) day period, if the Borrower does not commence in good faith the remedying thereof within such period or does not thereafter prosecute to completion with diligence and continuity the remedying thereof;

     (c) any representation or warranty made herein or in any document, agreement or certificate delivered pursuant hereto shall be false or inaccurate in any material respect;

     (d) the Rama Casino is not open to the public by August 15, 1996;

     (e) any voluntary or involuntary case or proceeding (including the filing of any notice) is commenced under any bankruptcy, insolvency, incorporation or other applicable law in any jurisdiction in respect of the:

          (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

          (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay or proceedings to enforce, some or all of the debts or obligations,

          (iii) appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, or for all or a substantial part of the assets, or

          (iv) possession, foreclosure, seizure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets,

          of the Borrower and, in the case of an involuntary case or proceeding, the Borrower acquiesces to such case or proceeding or the Borrower does not actively and diligently contest such case or proceeding in good faith and such case or proceeding is not dismissed, vacated or stayed within sixty (60) days of institution;

     (f) the Borrower is unable to meet its liabilities generally as they become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

     (g)  the Borrower:

          (i) fails at any time to pay any indebtedness in the aggregate amount of U.S.$75,000 (or the Equivalent Amount thereof in any currency) or more when due and such failure continues unremedied for a period of ten
               (10) days, or

          (ii) fails to perform or observe any material covenant or agreement contained in any agreement or in any instrument evidencing, securing or relating to any indebtedness in the aggregate amount of U.S.$75,000 (or the Equivalent Amount thereof in any currency) or more and, as a result of that failure, any other party to that agreement or instrument exercises a right to accelerate the maturity of any amount owing under that agreement or instrument;


     (h) any writ, execution, attachment or similar process is threatened, issued or levied against all or any part of the assets of the Borrower in connection with any judgment against the Borrower unless it is being actively and diligently contested in good faith by appropriate and timely proceedings or where the assets affected or the amount involved do not, in the opinion of the Lender, materially affect the assets or business of the Borrower;

     (i) any secured creditor, encumbrancer or lienor, or any trustee, receiver, receiver and manager, agent, bailiff or other similar official appointed by or acting for any secured creditor, encumbrancer or lienor, takes possession of, or forecloses, seizes or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over, all or a substantial part of the assets of the Borrower or gives notice of its intention to do any of the foregoing;

     (j) the Borrower suspends or threatens to suspend or cease to carry on business;

     (k) the Guarantor fails to perform or observe any material covenant or agreement contained in, or is in default under, the Guaranty Agreement; and

     (l) the Borrower ceases to be the operator of the Rama Casino or receives proper notice of termination as operator of the Rama Casino in accordance with the provisions of the Rama Operating Agreement or the documents evidencing or securing the Rama Senior Debt.

Upon the occurrence and continuance of an Event of Default, the Lender may, by written notice to the Borrower, declare all amounts outstanding under the Credit Facility to be immediately due and payable. The Borrower shall immediately pay to the Lender all such outstanding amounts, including, without limitation all principal, interest and expenses of Lender under or in connection with this Agreement.

SECTION 11 - CONDITIONS TO EFFECTIVENESS

          The effectiveness of this agreement is subject to and conditional upon the receipt, in form and substance satisfactory to the Lender of:

          (a)  a duly executed copy of this Agreement;

          (b)  a duly executed copy of the Guaranty Agreement;

          (c) certified copy of the Rama Operating Agreement duly executed by all parties thereto;

          (d) certified copy of the Rama Commitment Letter duly executed by all parties thereto;

          (e) a certificate of the chief financial officer of the Borrower attaching monthly projections of Available Cash Flow in respect of the fifteen month period commencing with the month in which the Opening Date falls;

          (f) an officer's certificate of each of the Borrower and the Guarantor with respect to:

               (i)  its articles, by-laws and shareholder agreements
                    (if any),

               (ii) resolutions of its board of directors
                    authorizing it to execute, deliver and perform its obligations under this Agreement and any documents delivered pursuant hereto or in connection herewith, and

               (iii) the names, offices and specimen signatures of the persons authorized to sign this Agreement and the agreements and documents contemplated hereby;

          (g) an officer's certificate of the Borrower with respect to the accuracy of the representations and warranties contained herein and the absence of any defaults;

          (h)  certificate of status in respect of the Borrower;

          (i) certificate of good standing status in respect of the Guarantor;

          (j)  an opinion of legal counsel to the Borrower;

          (k)  an opinion of legal counsel to the Guarantor;

          (l) such other documents as the Lender may reasonably request; and

          (m) payment of Lender's legal and other fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

The obligation of the Lender to make available the Borrowings is further subject to and conditional upon the Lender being of the opinion that a material adverse change in the financial condition, ownership, or operation of the Borrower or any subsidiary has not occurred.

SECTION 12 - INDEMNITY

          The Borrower shall indemnify the Lender from and against all losses, damages, expenses and liabilities which the Lender sustains or incurs as a consequence of any default by the Borrower under any of the provisions of this agreement or any misrepresentation by the Borrower contained in or delivered in writing in connection with this agreement.

SECTION 13 - EXPENSES

          The Borrower shall pay the reasonable fees (including, but not limited to, all fees of the Lender's counsel on a solicitor and client basis) and expenses incurred by the Lender in connection with the preparation, negotiation, documentation and operation of the Credit Facility including the enforcement of the Lender's rights under the Credit Facility whether or not any amounts are advanced under the Credit Facility.

SECTION 14 - CURRENCY CONVERSION

          If, for the purpose of obtaining judgement in any court, determining the amount outstanding under this agreement or for any other purpose, it is necessary to convert an amount in one currency (the "Original Currency") into another currency (the "Second Currency"), the Equivalent Amount of the Second Currency shall be used. If the conversion relates to a judgement, the conversion shall be performed as of the date 2 Business Days preceding that on which judgement is given. For all other purposes, the conversion shall be performed as of the date and time of determination.

          The Borrower agrees that any obligations in respect of any Original Currency due from it to the Lender shall, notwithstanding any judgement or payment in any Second Currency, be discharged only to the extent that, on the Business Day following receipt of any sum so paid or adjudged to be due in the Second Currency, the Lender may, in accordance with normal banking procedures, purchase, in the Toronto foreign exchange market, the Original Currency with the amount of the Second Currency so paid or so adjudged to be due; and if the amount of the Original Currency so purchased is less than the amount of the Original Currency due to the Lender, the Borrower agrees, as a separate obligation and notwithstanding any such payment or judgement, to pay the Lender the amount of the Second Currency required to purchase the amount of the Original Currency necessary to make up such difference on such date together with interest (at the rate per annum set forth in the Interest provision hereof) and expenses (including legal fees on a solicitor and client basis) from such date to the date of payment.

SECTION 15 - ASSIGNMENT AND PARTICIPATION

          This agreement shall be binding upon and enure to the benefit of the Lender and the Borrower and their respective successors and permitted assigns. The Lender may assign or transfer its rights, benefits and obligations to any other Person
("Assignee").  After any such assignment or transfer, the term
"Lender" as used in this agreement shall be deemed to be the Assignee to the extent of its interest.

          In assigning or transferring all or any part of its rights or obligations as aforesaid, the Lender may reveal to potential
Assignees or participants all or any information regarding the Borrower as the Lender deems necessary or desirable.

          This Agreement may not be assigned by the Borrower without the prior written consent of the Lender, which consent may be arbitrarily withheld.

SECTION 16 - NOTICE

          Unless otherwise specified, any notice to a party must be given in writing and delivered personally or by courier, sent by prepaid registered or certified mail to the party as follows:


          If to the Lender:

          Carnvial Corporation
          3655 N.W. 87th Avenue
          Miami, Florida
          U.S.A.  33178-2428
          Attention:     Vice President of Finance

          If to the Guarantor:

          CHC International, Inc.
          3250 Mary Street
          Miami, Florida
          U.S.A.  33133
          Attention:     Robert Sturges and Peter Temling

          If to the Borrower:

          CHC Casinos Canada Limited
          c/o CHC International, Inc.
          3250 Mary Street
          Miami, Florida
          U.S.A.  33133

          Attention:     Robert Sturges and Peter Temling

or to any other address or Person that the party designates. Any such notice will be deemed to have been given when actually received.

SECTION 17 - EXPIRY DATE

          This offer is open for acceptance until March 27, 1996 unless extended in writing by the Lender.

          Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter under your corporate seal in the space provided below and returning it to the undersigned.

                                   Yours truly,

                                        Howard S.  Frank
                                        Vice Chairman




We acknowledge and accept the terms
and conditions of this agreement as
of the date first above written.


CHC CASINOS CANADA LIMITED

By:/s/ W.  Peter Temling

Title:Sr. Vice President


CHC INTERNATIONAL, INC.

By:/s/ W. Peter Temling

Title:Sr. Vice President

Schedule "A" to the agreement dated as of the 27th day of March,
1996 between CHC Casinos Canada Limited as Borrower, CHC
International, Inc. as Guarantor and Carnival Corporation as Lender.

                         PROMISSORY NOTE

U.S.$25,000,000 Principal Sum                     March 27, 1996


FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to or to the order of Carnival Corporation (the "Lender") at its office at 3655 N.W. 87th Avenue, Miami, Florida, U.S.A. 33178-2428, the lesser of:

     (i)  the sum of TWENTY-FIVE MILLION United States Dollars
          (U.S.$25,000,000) (the "Amount"), and

     (ii) the aggregate unpaid principal balance of all advances made to the Borrower by the Lender, as determined on the grids appearing on any attachment hereto,

together with interest thereon at the rate of 30% per annum, calculated and compounded monthly in arrears, with interest on overdue interest at the same rate set out above, at the times and otherwise in accordance with the terms of the letter agreement dated March 27, 1996 between the Borrower, CHC International, Inc. and the Lender (the "Agreement").

This promissory note is the promissory note referred to in and is subject to, and the Borrower and the holder of this promissory note are entitled to the benefits of, the Agreement. The Agreement contains, inter alia provisions regarding (i) the payment of principal and interest provided for herein, and (ii) the acceleration of the maturity hereof upon the occurrence of certain stated events. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as are prescribed in the Agreement.

Interest payable under this promissory note is payable both before and after any or all of default, demand and judgement.

All payments of principal and interest hereunder shall be made to the Lender in lawful money of the United States of America in immediately available funds. Whenever payment shall be due on a day other than a Business Day payment shall be made on the immediately preceding Business Day.

The Borrower hereby waives presentment for payment, demand, notice of dishonour, protest and all other notices of any kind relating to this promissory note of the enforcement hereof.

The Borrower hereby irrevocably authorizes the Lender to record on any attachments hereto, all advances and repayments and the unpaid principal balance of advances from time to time. The Borrower agrees that, in the absence of manifest error in such recordations, they shall be prima facie evidence of the amount of the unpaid principal balance, except for the failure of the Lender to correctly record the amount of any advance or any claim for the repayment of such advance and the interest thereon.

This promissory note and each of the documents contemplated by or delivered under or in connection with this promissory note is governed by, and will be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

The Borrower and the holder of this promissory note irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

If any provision of this promissory note is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

     (a) the legality, validity or enforceability of the remaining provisions of this promissory note; or

     (b) the legality, validity or enforceability of that provision in any other jurisdiction.

Time is of the essence for every provision of this promissory note.

In witness whereof the undersigned has executed this promissory note as of the date first written above.


                                   CHC CASINOS CANADA LIMITED

                                   By:__________________________

                                   Title:_______________________
                                                            (Seal)
Executed before me at City of Toronto,
in the Province of Ontario,
this 27th day of March,
1996




A Notary Public in and for
the Province of Ontario.

         Schedule of Advances and Reductions of Principal



Date
Amount of
Principal
Advanced
Amount of
Principal
Paid
Unpaid
Principal
Balance
Notation
Made By

Schedule "B" to the agreement dated as of the 27th day of March, 1996 between CHC Casinos Canada Limited as Borrower, CHC
International, Inc. as Guarantor and Carnival Corporation as Lender.

  MONTHLY CERTIFICATE OF THE BORROWER'S CHIEF FINANCIAL OFFICER

To:  CARNIVAL CORPORATION
     3655 N.W. 87th Avenue
     Miami, Florida
     33178-2428
     U.S.A.

     Attention:  Gerald R. Cahill

Dear Sirs/Mesdames:

          I, ________________________, the undersigned, in my
capacity as Chief Financial Officer of CHC Casinos Canada Limited
(the "Borrower"), after due inquiry, hereby certify that:

1. This Certificate is delivered pursuant to Section 9(c)(i) of the letter agreement dated March 27, 1996 between Carnival Corporation as Lender, CHC International, Inc. as guarantor and the Borrower as borrower (the "Loan Agreement"). All capitalized terms appearing in this certificate shall have the meaning assigned to such terms pursuant to the Loan Agreement.

2. I am familiar with and have examined the provisions of the Loan Agreement and have made such reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower and others which in my opinion are sufficient to enable me to make an informed statement herein.

3. Based on the foregoing, the Borrower is not in default in the performance or observance of any of the terms, covenants, agreements or conditions of the Loan Agreement, nor has any event or circumstance occurred which, with notice or lapse of time, or both, would constitute an Event of Default [except for those set forth in Exhibit A hereto].

4. Attached hereto as Exhibit [A or B as applicable] are the monthly, consolidated financial statements, of the Borrower which I verily believe to be complete and accurate in all material respects as of the dates thereof and for the periods covered thereby.

5. Attached as Exhibit [B or C as applicable] is the calculation of the amount payable pursuant to Section 5(d) of the Loan Agreement in respect of the month ended on the date of the financial statements attached hereto as Exhibit [A or B applicable].

     Dated at _____________, this ___________ day of
___________________, _____.


                                   CHC CASINOS CANADA LIMITED


                                   By:
                                   Name:
                                   Title:    Chief Financial Officer

Schedule "C" to the agreement dated as of the 27th day of March, 1996 between CHC Casinos Canada Limited as Borrower, CHC
International, Inc. as Guarantor and Carnival Corporation as Lender.

                         DRAWDOWN NOTICE

To:  CARNIVAL CORPORATION
     3655 N.W. 87th Avenue
     Miami, Florida
     33178-2428
     U.S.A.

     Attention:  Gerald R. Cahill

Dear Sirs/Mesdames:

          This Drawdown Notice is delivered pursuant to Section 2 of the letter agreement dated March 27, 1996 between Carnival Corporation as Lender, CHC International, Inc. as guarantor and the undersigned as borrower (the "Loan Agreement"). All capitalized terms appearing in this certificate shall have the meaning assigned to such terms pursuant to the Loan Agreement.

          We hereby request a Borrowing pursuant to Section 2 of the Loan Agreement as follows:

     1.   Drawdown Date:                    /                /

                         day       month          year

     2.   Payment Instructions:




     3. Amount of Borrowing: [minimum U.S.$5,000,000 and integral multiples of U.S.$1,000,000 in excess thereof]

     Dated at _____________, this ___________ day of
___________________, _____.


                                   CHC CASINOS CANADA LIMITED


                                   By:
                                   Name:
                                   Title:    Chief Financial Officer